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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]



                                                                November 3, 1997


Halter Marine Group, Inc.
13085 Industrial Seaway Road
Gulfport, Mississippi 39503

Ladies and Gentlemen:

          We have acted as counsel for Halter Marine Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of an aggregate of 835,484 shares of the common stock, par value $.01 per share, of the Company (the "Shares"), and the offering of such Shares by the selling stockholders named in the prospectus constituting a part of the Registration Statement.

          In reaching the opinions set forth in this letter, we have reviewed originals or copies of (i) the Registration Statement, (ii) the Asset Purchase Agreement (the "AmClyde Acquisition Agreement") among the Company, AEPI Acquisition, Inc., AmClyde Engineered Products, Inc. and Wallace K. Fisk, Jr. (the "AmClyde Acquisition"), (iii) the Agreement and Plan of Merger (the "Utility Acquisition Agreement") by and among the Company, Utility Acquisition, Inc., Utility Steel Fabrication, Inc. and the shareholders of Utility Steel Fabrication, Inc. (the "Utility Steel Acquisition") and (iv) all other such agreements, certificates of public officials, certificates of officers of the Company, records, documents and matters of law as we deemed relevant.

          Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Shares have been duly authorized, and when issued by the Company upon consummation of the AmClyde Acquisition and the Utility Steel Acquisition in accordance with the provisions of the AmClyde Acquisition Agreement and the Utility Acquisition Agreement, as applicable, will be validly issued, fully paid and non-assessable.

          The opinions expressed above are subject to the following assumptions, exceptions and qualifications:

          A. We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as
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Halter Marine Group, Inc.                 -2-                   November 3, 1997

copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and
(vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

          B. The opinions expressed in this letter are limited to the Delaware General Corporation Law, the federal laws of the United States of America and the laws of the State of Texas. We express no opinion about the effect of federal or state securities laws or the laws of any other jurisdiction.

          This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement as having passed on certain legal matters in connection with the Shares. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          This opinion speaks as of the date hereof, and we disclaim any duty to advise you regarding any changes subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                                Very truly yours,

                                                /s/ Baker & Botts, L.L.P.

                                                Baker & Botts, L.L.P.